Exhibit 15.2

中国北京建国门外大街1号国贸写字楼2座12-14层100004

12-14th Floor, China World Office 2, No. 1 Jianguomenwai Avenue, Beijing 100004, China

电话Tel： +86 10 6563 7181传真Fax： +86 10 6569 3838

电邮Email： beijing@tongshang.com网址Web： www.tongshang.com

April 28, 2023

AirNet Technology Inc.
Suite 301 No. 26
Dongzhimenwai Street
Chaoyang District, Beijing 100027
People's Republic of China

Dear Sirs,

We hereby consent to the reference to our firm under the headings “Item 3. Key Information—D. Risk Factor” and “Item 4. Information on the Company—B. Business Overview”, insofar as they purport to describe the provisions of PRC laws and regulations, in AirNet Technology Inc.’s Annual Report on Form 20-F for the year ended December 31, 2022 (the “Annual Report”) filed with the Securities and Exchange Commission (the “SEC”), and further consent to the incorporation by reference into the Registration Statements No. 333-148352, 333-164219, 333-183448 and 333-187442 on Form S-8 of AirNet Technology Inc. of the summary of our opinions under the headings of “Item 3. Key Information—D. Risk Factor” and “Item 4. Information on the Company—B. Business Overview”. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

Sincerely Yours,
/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices